Exhibit 5.1

October 17, 2023

Board of Directors

Dakota Gold Corp.

106 Glendale Drive, Suite A

Lead, South Dakota 57754

Re:	Prospectus Supplement

Dear Ladies and Gentlemen:

We have acted as counsel to Dakota Gold Corp., a Nevada corporation (the “Company”), in connection with the prospectus supplement dated October 11, 2023 (the “Prospectus Supplement”), being a supplement to a registration statement on Form S-3 of the Company (File No. 333-266155) filed on July 15, 2022 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and which became effective with the Securities and Exchange Commission (the “Commission”) on July 27, 2022. Pursuant to the terms of subscription agreement, dated October 11, 2023, by and among OMF Fund IV SPV C LLC (“Orion”) and the Company (the “Subscription Agreement”), the Company has agreed to issue and sell 6,666,667 shares of the Company’s common stock, par value $0.001 per share (the “Offered Shares”), directly to Orion.

This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this letter, we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies, only of the following: (1) the Articles of Incorporation of the Company, as amended to date; (2) the Amended and Restated Bylaws of the Company, as amended to date; (3) the Registration Statement; (4) the Prospectus Supplement; (5) an executed copy of the Subscription Agreement; and (6) the resolutions of the Board of Directors of the Company relating to the approval of the filing of the Prospectus Supplement and transactions in connection therewith. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, instruments, certificates and other documents we have reviewed; and (vi) the absence of any undisclosed modifications to the documents reviewed by us. As to various questions of fact material to this opinion which were not independently established or verified by us, we have relied upon representations or certificates of officers and other representatives of the Company and others whom we have further assumed were authorized to make such statements and representations.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, assuming due issuance and delivery of the Offered Shares upon payment therefor in accordance with the terms of the Subscription Agreement, the Offered Shares will be validly issued, fully paid and nonassessable.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the law of the State of Nevada and the federal law of the United States.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on October 17, 2023. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinion in this letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

Davis Graham & Stubbs LLP